UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2021

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

College Business & Technology Park, Cruiserath,

Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

(Title of each class)
Ordinary shares, par value $0.20 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On March 10, 2021, Mallinckrodt filed Presentation Materials (as defined below) furnished as Exhibit 99.3 to this Current Report on Form 8-K, slide 19 of which includes certain non-public information regarding Mallinckrodt’s results of operations for the first half of fiscal year 2020, the third quarter of fiscal year 2020 and the fourth quarter of fiscal year 2020. Such information is incorporated into this Item 2.02 by reference.

The information contained in this Item 2.02, including Exhibit 99.3, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

Joinder and Amendment to the Restructuring Support Agreement

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission by Mallinckrodt plc, an Irish public limited company (“Mallinckrodt”), on October 13, 2020, in connection with the filing by Mallinckrodt and certain of its subsidiaries (collectively, the “Debtors”) of proceedings (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Mallinckrodt entered into a Restructuring Support Agreement (the “RSA”) with creditors holding approximately 84%, by aggregate principal amount, of Mallinckrodt’s outstanding guaranteed unsecured senior notes and with a group of governmental plaintiffs in the opioid litigation pending against Mallinckrodt and certain of its subsidiaries, including 50 state and territory attorneys general and the court-appointed plaintiffs’ executive committee in the opioid multidistrict litigation. After the filing of the Chapter 11 Cases, a multi-state governmental entities group, which represents approximately 1,300 counties, municipalities, tribes and other governmental entities, across 38 states and territories, with opioid-related claims against the Company, amongst others, entered into a joinder to the RSA.

On March 10, 2021, Mallinckrodt announced that the Debtors have agreed to a joinder and amendment to the RSA (the “Joinder and Amendment”) whereby an ad hoc group of lenders holding approximately $1,300 million, by aggregate principal amount, of Mallinckrodt’s outstanding senior secured term loan due 2024 and outstanding senior secured term loan due 2025 (the “Supporting Term Lenders”) have agreed to join the RSA as supporting parties and certain of the existing supporting parties have agreed to certain amendments thereto. Pursuant to the terms of the Joinder and Amendment, the RSA will be amended as follows:

•

The supporting parties under the RSA, including the Supporting Term Lenders, will support a plan of reorganization providing for distributions to lenders holding allowed claims in respect of Mallinckrodt’s senior secured term loans a mandatory prepayment in an amount equal to $114 million arising from excess cash flow with respect to the fiscal year ending December 25, 2020 (if not previously paid following Bankruptcy Court approval thereof) (the “ECF Payment”) and either (1) new senior secured term loans in an amount equal to the remaining principal amount of claims (as reduced by, inter alia, the ECF Payment) bearing interest at a rate per annum equal to LIBOR plus 5.25% (with respect to the senior secured term loan due 2024) or LIBOR plus 5.50% (with respect to the senior secured term loan due 2025) (the “Adjusted Interest Rate”), maturing on the earlier of September 30, 2027 and 5.75 years after emergence and without any financial maintenance covenant or (2) payment in full in cash.

•	The Debtors will seek bankruptcy court approval to make ongoing adequate protection interest payments in respect of the senior secured term loans at the Adjusted Interest Rate.

•

The Debtors will seek bankruptcy court approval to pay an exit fee equal to 0.5% of the principal amount of the senior secured term loans (after giving effect to the ECF Payment), which fee will increase to 1.0% of such principal amount if the senior secured term loans are not paid in full in cash through the plan.

•	Certain milestones were adjusted with the consent of the supporting parties.

The Joinder and Amendment is not yet effective and shall become effective upon receipt of signatures thereto from (i) lenders holding 66.7% of each of Mallinckrodt’s outstanding senior secured term loan due 2024 and its outstanding senior secured term loan due 2025, (ii) the required supporting unsecured noteholders, (iii) the governmental plaintiff ad hoc committee and (iv) the multi-state governmental entities group.

The foregoing summary of the Joinder and Amendment is not complete and is qualified in its entirety by reference to the Joinder and Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Press Release

In connection with entering into the Joinder and Amendment, the Company issued a press release on March 10, 2021, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Disclosure of Presentation Material in connection with the Joinder and Amendment

The Company is also furnishing as Exhibit 99.3 to this Current Report on Form 8-K certain presentation materials previously shared with certain creditors of the Company during the course of the discussions leading up to entering into the Joinder and Amendment (the “Presentation Materials”), which are incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: Mallinckrodt’s ongoing Chapter 11 cases; the ability of Mallinckrodt and its subsidiaries to obtain approval from the bankruptcy court with respect to motions or other requests made to the bankruptcy court throughout the course of the Chapter 11 cases and to negotiate, develop, obtain court approval of, confirm and consummate the plan of reorganization contemplated by the restructuring support agreement or any other plan that may be proposed, the effects of the Chapter 11 cases, including increased professional costs, on the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; the consummation of the transactions contemplated by the restructuring support agreement and the amendment and joinder to the restructuring support agreement, including the amendment and joinder becoming effective, ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the restructuring support agreement, the occurrence of events that may give rise to a right of any of the parties to terminate the restructuring support agreement and the ability of the parties to receive the required approval by the bankruptcy court and to satisfy the other conditions of the restructuring support agreement, including satisfying the milestones specified in the restructuring support agreement; governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the amended non-binding agreement in principle reached by Mallinckrodt in connection with the announcement of its filing of the Chapter 11 petitions regarding the terms and conditions of a global settlement to resolve all current and future opioid-related claims; potential delays in Mallinckrodt’s Chapter 11 process; the proposed settlement with governmental parties to resolve certain disputes relating to Acthar Gel; the possibility that such settlement will not be consummated and the risks and uncertainties related thereto, including the time and expense of continuing to litigate this dispute and the impact of this dispute on Mallinckrodt’s financial condition and expectations for performance; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of the Chapter 11 cases; the availability of operating capital during the pendency of the Chapter 11 cases, including events that could terminate Mallinckrodt’s right to continue to access the cash collateral of Mallinckrodt’s lenders; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even if the Chapter 11 plan is successfully consummated; the possibility that Mallinckrodt’s Chapter 11 cases may be converted into Chapter 7 cases under the bankruptcy code; the potential termination of Mallinckrodt’s exclusive right to file a Chapter 11 plan; the possibility that certain claims against Mallinckrodt may not be discharged as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the impact of the outbreak of the COVID-19 coronavirus; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even if the existing indebtedness is restructured; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2019 and Form 10-Q for the fiscal quarters ended September 25, 2020, June 26, 2020 and March 27, 2020. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

99.1	Joinder Agreement and Amendment to Restructuring Support Agreement, dated as of March 10, 2021

99.2	Press Release, dated March 10, 2021

99.3	Certain Presentation Materials

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

By:	/s/ Bryan M. Reasons
Bryan M. Reasons
Executive Vice President & Chief Financial Officer (principal financial officer)

Date: March 10, 2021